Exhibit 99.1

INVESTOR CONTACT:	Andrew S. Hersom
Investor Relations
203.338.4581
Andrew.Hersom@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
Valerie.Carlson@peoples.com

FOR IMMEDIATE RELEASE

July 16, 2015

PEOPLE’S UNITED FINANCIAL REPORTS SECOND QUARTER

NET INCOME OF $0.20 PER SHARE AND OPERATING EARNINGS OF $0.21 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $61.7 million, or $0.20 per share, for the second quarter of 2015, compared to $72.3 million, or $0.24 per share, for the second quarter of 2014, and $59.2 million, or $0.20 per share, for the first quarter of 2015. Included in the results for the second quarter of 2014 is a net after-tax gain of $13.4 million ($0.04 per share) resulting from the formation of a merchant services joint venture. Operating earnings were $63.7 million, or $0.21 per share, for the second quarter of 2015, compared to $59.9 million, or $0.20 per share, for the second quarter of 2014, and $63.2 million, or $0.21 per share, for the first quarter of 2015.

The Company’s Board of Directors declared a $0.1675 per share quarterly dividend, payable August 15, 2015 to shareholders of record on August 1, 2015. Based on the closing stock price on July 15, 2015, the dividend yield on People’s United Financial common stock is 4.1 percent.

“Our performance this quarter reflects the momentum we have continued to generate across the franchise,” commented Jack Barnes, President and Chief Executive Officer. “The superior customer service and extensive suite of products we provide resonates deeply with customers which enables us to broaden existing relationships and foster new ones. As a result, we grew loans nine percent on an annualized basis, marking the 19th consecutive quarter of growth, while at the same time maintaining excellent asset quality. In addition, we are pleased with our continued progress in gathering organic deposits as evidenced by the five percent annualized growth during the quarter.”

Barnes concluded, “Looking forward to the second half of the year, we are optimistic we can sustain momentum by continuing to build and deepen relationships across our large and attractive markets. We remain committed to building the business for the long-term and are well positioned to deliver value to both customers and shareholders.”

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People’s United Financial, Inc. Reports 2Q Earnings

“The continued focus on our most important objective, improving profitability, drove a six percent increase in operating earnings from the prior year quarter,” stated David Rosato, Senior Executive Vice President and Chief Financial Officer. “Operating results were primarily driven by revenue growth of two percent reflecting improvements in both net interest income and non-interest income. While operating expenses in the quarter were slightly higher year-over-year, we remain confident in our ability to control expenses despite the ongoing impact of strategic investments and increasing regulatory compliance costs.”

Rosato concluded, “We remain comfortable with our capital structure and balance sheet strength. Capital ratios continue to be strong, especially given the Company’s diversified business mix and history of exceptional credit risk management. Net charge-offs as a percentage of average loans were only five basis points in the quarter, the lowest level in over eight years, reflecting our view that conservative underwriting is vital for sustainable value creation.”

At June 30, 2015, People’s United Financial’s common equity tier 1 capital and total risk-based capital ratios were 9.9 percent and 11.8 percent, respectively, and the tangible equity ratio stood at 7.4 percent. For People’s United Bank N.A., common equity tier 1 capital and total risk-based capital ratios were 10.4 percent and 12.9 percent, respectively, at June 30, 2015.

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.05 percent in the second quarter of 2015, an improvement from 0.11 percent in the first quarter of 2015 and 0.10 percent in the second quarter of 2014. For the originated loan portfolio, non-performing loans equaled 0.71 percent of loans at June 30, 2015, compared to 0.68 percent at March 31, 2015 and 0.82 percent at June 30, 2014.

Operating return on average assets of 0.70 percent for the second quarter of 2015 declined from 0.71 percent in the first quarter of 2015 and 0.72 percent in the second quarter of 2014. Operating return on average tangible stockholders’ equity of 9.8 percent in the second quarter of 2015 declined from 9.9 percent in the first quarter of 2015, but improved from 9.6 percent in the second quarter of 2014.

People’s United Financial, a diversified financial services company with over $37 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of approximately 400 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.7 billion at both June 30, 2015 and March 31, 2015.

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People’s United Financial, Inc. Reports 2Q Earnings

2Q 2015 Financial Highlights

Summary

•	Net income totaled $61.7 million, or $0.20 per share.

•	Operating earnings totaled $63.7 million, or $0.21 per share.

•	Net interest income totaled $230.4 million in 2Q15 compared to $228.1 million in 1Q15.

•	Interest income on acquired loans decreased $1.0 million to $14.3 million.

•	Net interest margin decreased three basis points from 1Q15 to 2.88% reflecting:

•	One more calendar day in 2Q15 (increase of two basis points).

•	Increase in average investment balances (increase of one basis point).

•	New loan volume at rates lower than the existing portfolio (decrease of four basis points).

•	Increase in average deposit balances (decrease of two basis points).

•	Provision for loan losses totaled $7.7 million.

•	Net loan charge-offs totaled $3.2 million, of which $0.3 million related to loans with previously-established specific reserves.

•	Net loan charge-off ratio of 0.05% in 2Q15.

•	Reflects a $4.3 million increase in the originated allowance for loan losses due to loan growth.

•	Includes a provision for loan losses on acquired loans of $0.5 million.

•	Non-interest income was $83.0 million in 2Q15 compared to $89.0 million in 1Q15.

•	Bank service charges increased $1.4 million.

•	Net gains on sales of residential mortgage loans increased $1.3 million.

•	Commercial banking lending fees decreased $3.3 million.

•	Customer interest rate swap income decreased $3.1 million.

•	Net gains on sales of acquired loans decreased $2.1 million

•	Insurance revenue decreased $1.1 million.

•	Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.1 billion and $5.6 billion, respectively, at June 30, 2015, compared to $10.0 billion and $5.7 billion, respectively, at March 31, 2015.

•	Non-interest expense totaled $211.8 million in 2Q15 compared to $217.6 million in 1Q15.

•	Operating non-interest expense was $208.8 million in 2Q15 compared to $211.6 million in 1Q15.

•	Compensation and benefits decreased $5.5 million, primarily reflecting lower payroll and benefit-related costs in 2Q15.

•	Occupancy and equipment expense decreased $1.9 million.

•	Professional and outside services expense increased $1.5 million.

•	The efficiency ratio in 2Q15 improved to 61.6% from 61.9% in 1Q15 (see page 16).

•	Non-operating expenses totaled $3.0 million in 2Q15 compared to $6.0 million in 1Q15.

•	The effective income tax rate was 34.3% for 2Q15 and 34.2% for the first six months of 2015, compared to 33.9% for the full-year of 2014.

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People’s United Financial, Inc. Reports 2Q Earnings

Commercial Banking

•	Commercial loans increased $484 million, or 10% annualized, from March 31, 2015.

•	Average commercial loans totaled $19.8 billion in 2Q15, an increase of $498 million, or 10% annualized, from 1Q15.

•	The ratio of originated non-performing commercial loans to originated commercial loans was 0.65% at June 30, 2015 compared to 0.64%% at March 31, 2015.

•	Non-performing commercial assets, excluding acquired non-performing loans, totaled $143.3 million at June 30, 2015 compared to $135.4 million at March 31, 2015.

•	Net loan charge-offs totaled $1.5 million, or 0.03% annualized, of average commercial loans in 2Q15, compared to $6.0 million, or 0.12% annualized, in 1Q15.

•	For the originated commercial portfolio, the allowance for loan losses as a percentage of loans was 0.90% at June 30, 2015 compared to 0.91% at March 31, 2015.

•	The commercial originated allowance for loan losses represented 139% of originated non-performing commercial loans at June 30, 2015 compared to 143% at March 31, 2015.

•	Commercial deposits totaled $8.2 billion at June 30, 2015 compared to $7.8 billion at March 31, 2015.

Retail Banking

•	Residential mortgage loans increased $141 million, or 11% annualized, from March 31, 2015.

•	Average residential mortgage loans totaled $5.1 billion in 2Q15, an increase of $121 million, or 10% annualized, from 1Q15.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 0.82% at June 30, 2015 compared to 0.78% at March 31, 2015.

•	Net loan charge-offs totaled $0.5 million, or 0.05% annualized, of average residential mortgage loans in 2Q15, compared to $0.4 million, or 0.03% annualized, in 1Q15.

•	Home equity loans increased $8 million, or 1% annualized, from March 31, 2015.

•	Average home equity loans totaled $2.1 billion in 2Q15, unchanged from 1Q15.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 1.02% at June 30, 2015 compared to 0.93% at March 31, 2015.

•	Net loan charge-offs totaled $1.1 million, or 0.20% annualized, of average home equity loans in 2Q15, compared to $0.5 million, or 0.10% annualized, in 1Q15.

•	Retail deposits (excluding brokered deposits) totaled $16.7 billion at both June 30, 2015 and March 31, 2015.

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People’s United Financial, Inc. Reports 2Q Earnings

Conference Call

On July 16, 2015, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; and (9) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions, except per share data)	2015	2015	2014	2014	2014
Earnings Data:
Net interest income (fully taxable equivalent)	$237.0	$233.9	$233.2	$233.3	$232.8
Net interest income	230.4	228.1	228.1	228.5	228.2
Provision for loan losses	7.7	9.8	9.9	12.4	8.8
Non-interest income (1)	83.0	89.0	86.8	84.0	100.1
Non-interest expense	211.8	217.6	207.7	208.8	208.3
Operating non-interest expense (2)	208.8	211.6	207.1	206.7	206.7
Income before income tax expense	93.9	89.7	97.3	91.3	111.2
Net income	61.7	59.2	64.7	61.6	72.3
Operating earnings (2)	63.7	63.2	65.1	63.0	59.9

Selected Statistical Data:
Net interest margin (3)	2.88%	2.91%	3.00%	3.05%	3.13%
Return on average assets (3)	0.67	0.66	0.74	0.72	0.87
Operating return on average assets (2), (3)	0.70	0.71	0.75	0.74	0.72
Return on average tangible assets (3)	0.71	0.70	0.79	0.77	0.93
Return on average stockholders’ equity (3)	5.3	5.1	5.5	5.3	6.3
Return on average tangible stockholders’ equity (3)	9.5	9.2	10.1	9.7	11.6
Operating return on average tangible stockholders’ equity (2), (3)	9.8	9.9	10.1	9.9	9.6
Efficiency ratio (2)	61.6	61.9	61.3	61.4	61.8

Common Share Data:
Basic and diluted earnings per share	$0.20	$0.20	$0.22	$0.21	$0.24
Operating earnings per share (2)	0.21	0.21	0.22	0.21	0.20
Dividends paid per share	0.1675	0.165	0.165	0.165	0.165
Dividend payout ratio	81.8%	83.7%	76.5%	80.2%	68.4%
Operating dividend payout ratio (2)	79.2	78.3	76.0	78.4	82.5
Book value per share (end of period)	$15.51	$15.55	$15.44	$15.52	$15.46
Tangible book value per share (end of period) (2)	8.59	8.58	8.43	8.49	8.41
Stock price:
High	16.64	15.45	15.50	15.32	15.23
Low	14.92	13.97	13.61	14.24	14.00
Close (end of period)	16.21	15.20	15.18	14.47	15.17
Common shares (end of period) (in millions)	302.11	301.18	300.13	299.92	299.79
Weighted average diluted common shares (in millions)	300.09	299.15	298.65	298.44	298.24

(1)	Three months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Six Months Ended
	June 30,
(dollars in millions, except per share data)	2015	2014
Earnings Data:
Net interest income (fully taxable equivalent)	$470.9	$464.6
Net interest income	458.5	455.3
Provision for loan losses	17.5	18.3
Non-interest income (1)	172.0	180.0
Non-interest expense	429.4	425.0
Operating non-interest expense (2)	420.4	418.2
Income before income tax expense	183.6	192.0
Net income	120.9	125.4
Operating earnings (2)	126.9	116.4

Selected Statistical Data:
Net interest margin (3)	2.90%	3.15%
Return on average assets (3)	0.67	0.76
Operating return on average assets (2), (3)	0.70	0.71
Return on average tangible assets (3)	0.71	0.81
Return on average stockholders’ equity (3)	5.2	5.5
Return on average tangible stockholders’ equity (3)	9.4	10.2
Operating return on average tangible stockholders’ equity (2), (3)	9.8	9.4
Efficiency ratio (2)	61.7	62.8

Common Share Data:
Basic and diluted earnings per share	$0.40	$0.42
Operating earnings per share (2)	0.42	0.39
Dividends paid per share	0.3325	0.3275
Dividend payout ratio	82.7%	78.1%
Operating dividend payout ratio (2)	78.8	84.2
Book value per share (end of period)	$15.51	$15.46
Tangible book value per share (end of period) (2)	8.59	8.41
Stock price:
High	16.64	15.70
Low	13.97	13.73
Close (end of period)	16.21	15.17
Common shares (end of period) (in millions)	302.11	299.79
Weighted average diluted common shares (in millions)	299.62	297.98

(1)	Six months ended June 30, 2014 includes a $20.6 million net gain resulting from the formation of a merchant services joint venture.
(2)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.
(3)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS - Continued

	As of and for the Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(dollars in millions)	2015	2015	2014	2014	2014
Financial Condition Data:
General:
Total assets	$37,183	$36,407	$35,997	$34,775	$33,921
Loans	27,562	26,929	26,592	25,954	25,455
Securities	5,756	5,577	5,012	4,687	4,580
Short-term investments (1)	196	250	769	508	99
Allowance for loan losses	205	201	198	197	193
Goodwill and other acquisition-related intangible assets	2,091	2,097	2,103	2,109	2,115
Deposits	27,435	27,150	26,138	25,261	24,089
Borrowings	3,563	3,143	3,692	3,416	3,773
Notes and debentures	1,030	1,042	1,034	1,022	1,040
Stockholders’ equity	4,686	4,682	4,633	4,655	4,636
Total risk-weighted assets (2)	28,754	28,100	27,513	26,967	26,591
Non-performing assets (3)	221	209	224	229	233
Net loan charge-offs	3.2	7.2	8.5	8.1	6.5

Average Balances:
Loans	$27,125	$26,504	$26,136	$25,611	$24,856
Securities (4)	5,577	5,325	4,718	4,691	4,674
Short-term investments (1)	223	276	276	254	206
Total earning assets	32,925	32,105	31,130	30,556	29,736
Total assets	36,617	35,768	34,763	34,150	33,273
Deposits	27,236	26,579	25,781	24,660	23,851
Borrowings	3,215	3,018	2,854	3,443	3,793
Notes and debentures	1,040	1,041	1,027	1,022	661
Total funding liabilities	31,491	30,638	29,662	29,125	28,305
Stockholders’ equity	4,689	4,663	4,679	4,648	4,609

Ratios:
Net loan charge-offs to average total loans (annualized)	0.05%	0.11%	0.13%	0.13%	0.10%
Non-performing assets to originated loans, real estate owned and repossessed assets (3)	0.83	0.80	0.88	0.92	0.96
Originated allowance for loan losses to:
Originated loans (3)	0.73	0.74	0.74	0.75	0.75
Originated non-performing loans (3)	102.9	107.5	95.5	94.1	91.7
Average stockholders’ equity to average total assets	12.8	13.0	13.5	13.6	13.9
Stockholders’ equity to total assets	12.6	12.9	12.9	13.4	13.7
Tangible stockholders’ equity to tangible assets (5)	7.4	7.5	7.5	7.8	7.9
Total risk-based capital (2)	11.8	11.9	12.2	12.3	12.5

(1)	Includes securities purchased under agreements to resell.
(2)	Consolidated. Effective January 1, 2015, calculated in accordance with Basel III capital rules. June 30, 2015 amounts are preliminary.
(3)	Excludes acquired loans.
(4)	Average balances for securities are based on amortized cost.
(5)	See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	June 30, 2014
Assets
Cash and due from banks	$362.8	$306.8	$345.1	$464.1
Short-term investments	195.5	250.0	668.6	98.9

Total cash and cash equivalents	558.3	556.8	1,013.7	563.0

Securities purchased under agreements to resell	—	—	100.0	—

Securities:
Trading account securities, at fair value	8.3	8.3	8.3	8.3
Securities available for sale, at fair value	4,518.7	4,356.8	3,993.7	3,724.0
Securities held to maturity, at amortized cost	913.6	897.4	834.3	672.1
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	315.1	314.2	175.7	175.7

Total securities	5,755.7	5,576.7	5,012.0	4,580.1

Loans held for sale	56.8	49.7	34.2	34.4

Loans:
Commercial	10,580.9	10,226.8	10,055.1	9,544.4
Commercial real estate	9,600.4	9,470.4	9,404.3	9,193.2
Residential mortgage	5,191.6	5,050.6	4,932.0	4,552.0
Consumer	2,189.4	2,181.5	2,200.6	2,165.4

Total loans	27,562.3	26,929.3	26,592.0	25,455.0
Less allowance for loan losses	(205.4)	(200.9)	(198.3)	(192.6)

Total loans, net	27,356.9	26,728.4	26,393.7	25,262.4

Goodwill and other acquisition-related intangible assets	2,090.6	2,096.6	2,102.5	2,114.9
Bank-owned life insurance	345.9	344.4	343.3	341.3
Premises and equipment	262.9	268.4	277.8	289.3
Other assets	756.1	786.3	719.9	735.8

Total assets	$37,183.2	$36,407.3	$35,997.1	$33,921.2

Liabilities
Deposits:
Non-interest-bearing	$5,893.1	$5,761.9	$5,655.1	$5,542.3
Savings, interest-bearing checking and money market	16,084.2	16,086.4	15,252.4	14,115.0
Time	5,457.5	5,301.6	5,230.7	4,431.4

Total deposits	27,434.8	27,149.9	26,138.2	24,088.7

Borrowings:
Federal Home Loan Bank advances	2,615.2	2,165.9	2,291.7	2,798.2
Federal funds purchased	474.0	496.0	913.0	331.0
Customer repurchase agreements	472.6	480.0	486.0	441.6
Repurchase agreements	—	—	—	199.7
Other borrowings	1.0	1.0	1.0	2.5

Total borrowings	3,562.8	3,142.9	3,691.7	3,773.0

Notes and debentures	1,029.8	1,042.3	1,033.5	1,040.0
Other liabilities	470.1	390.3	500.6	384.0

Total liabilities	32,497.5	31,725.4	31,364.0	29,285.7

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,319.6	5,304.2	5,291.2	5,281.1
Retained earnings	843.8	833.2	826.7	800.6
Accumulated other comprehensive loss	(164.5)	(140.6)	(168.2)	(126.2)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(155.4)	(157.2)	(159.0)	(162.6)
Treasury stock, at cost	(1,161.7)	(1,161.6)	(1,161.5)	(1,161.3)

Total stockholders’ equity	4,685.7	4,681.9	4,633.1	4,635.5

Total liabilities and stockholders’ equity	$37,183.2	$36,407.3	$35,997.1	$33,921.2

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Interest and dividend income:
Commercial	$90.3	$88.9	$89.1	$89.1	$87.5
Commercial real estate	86.4	85.3	87.7	89.2	88.6
Residential mortgage	40.3	40.2	39.8	38.1	37.8
Consumer	18.0	18.1	18.7	18.5	18.4

Total interest on loans	235.0	232.5	235.3	234.9	232.3
Securities	29.0	27.5	24.0	23.6	24.1
Loans held for sale	0.4	0.2	0.2	0.3	0.2
Short-term investments	0.1	0.1	0.1	0.1	0.1

Total interest and dividend income	264.5	260.3	259.6	258.9	256.7

Interest expense:
Deposits	23.9	22.2	21.7	20.2	19.7
Borrowings	2.7	2.6	2.4	2.8	2.8
Notes and debentures	7.5	7.4	7.4	7.4	6.0

Total interest expense	34.1	32.2	31.5	30.4	28.5

Net interest income	230.4	228.1	228.1	228.5	228.2
Provision for loan losses	7.7	9.8	9.9	12.4	8.8

Net interest income after provision for loan losses	222.7	218.3	218.2	216.1	219.4

Non-interest income:
Bank service charges	31.5	30.1	32.0	33.3	32.8
Investment management fees	11.3	10.8	10.5	10.7	10.6
Operating lease income	10.5	10.8	10.2	10.2	9.9
Commercial banking lending fees	9.0	12.3	8.6	8.6	7.4
Insurance revenue	6.5	7.6	6.6	8.8	6.8
Brokerage commissions	3.2	3.2	3.4	3.4	3.6
Customer interest rate swap income, net	2.2	5.3	3.2	1.8	2.2
Net gains on sales of residential mortgage loans	2.0	0.7	1.0	1.1	—
Net (losses) gains on sales of acquired loans	(0.2)	1.9	(0.3)	(0.2)	(0.4)
Net security gains	—	—	2.7	0.2	—
Gain on merchant services joint venture, net of expenses	—	—	—	—	20.6
Other non-interest income	7.0	6.3	8.9	6.1	6.6

Total non-interest income (1)	83.0	89.0	86.8	84.0	100.1

Non-interest expense:
Compensation and benefits	109.3	114.8	108.2	108.1	109.3
Occupancy and equipment	36.8	38.7	36.3	36.4	36.6
Professional and outside services	17.3	15.8	14.7	14.3	14.9
Operating lease expense	9.2	9.3	8.9	8.7	8.7
Regulatory assessments	9.2	9.3	9.4	8.5	9.0
Amortization of other acquisition-related intangible assets	6.0	5.9	6.2	6.2	6.2
Other non-interest expense	24.0	23.8	24.0	26.6	23.6

Total non-interest expense (2)	211.8	217.6	207.7	208.8	208.3

Income before income tax expense	93.9	89.7	97.3	91.3	111.2
Income tax expense	32.2	30.5	32.6	29.7	38.9

Net income	$61.7	$59.2	$64.7	$61.6	$72.3

Basic and diluted earnings per common share	$0.20	$0.20	$0.22	$0.21	$0.24

(1)	Total non-interest income includes $20.6 million of non-operating income for the three months ended June 30, 2014.
(2)	Total non-interest expense includes $3.0 million, $6.0 million, $0.6 million, $2.1 million and $1.6 million of non-operating expenses for the three months ended June 30, 2015, March 31, 2015, Dec. 31, 2014, Sept. 30, 2014 and June 30, 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Six Months Ended June 30,
(in millions, except per share data)	2015	2014
Interest and dividend income:
Commercial	$179.2	$172.8
Commercial real estate	171.7	177.3
Residential mortgage	80.5	75.6
Consumer	36.1	36.7

Total interest on loans	467.5	462.4
Securities	56.5	49.2
Loans held for sale	0.6	0.3
Short-term investments	0.2	0.2

Total interest and dividend income	524.8	512.1

Interest expense:
Deposits	46.1	39.0
Borrowings	5.3	5.9
Notes and debentures	14.9	11.9

Total interest expense	66.3	56.8

Net interest income	458.5	455.3
Provision for loan losses	17.5	18.3

Net interest income after provision for loan losses	441.0	437.0

Non-interest income:
Bank service charges	61.6	63.3
Investment management fees	22.1	20.4
Commercial banking lending fees	21.3	16.2
Operating lease income	21.3	21.2
Insurance revenue	14.1	14.5
Customer interest rate swap income, net	7.5	3.6
Brokerage commissions	6.4	6.8
Net gains on sales of residential mortgage loans	2.7	0.8
Net gains (losses) on sales of acquired loans	1.7	(0.4)
Gain on merchant services joint venture, net of expenses	—	20.6
Other non-interest income	13.3	13.0

Total non-interest income (1)	172.0	180.0

Non-interest expense:
Compensation and benefits	224.1	219.7
Occupancy and equipment	75.5	74.6
Professional and outside services	33.1	30.2
Operating lease expense	18.5	19.8
Regulatory assessments	18.5	17.7
Amortization of other acquisition-related intangible assets	11.9	12.4
Other non-interest expense	47.8	50.6

Total non-interest expense (2)	429.4	425.0

Income before income tax expense	183.6	192.0
Income tax expense	62.7	66.6

Net income	$120.9	$125.4

Basic and diluted earnings per common share	$0.40	$0.42

(1)	Total non-interest income includes $20.6 million of non-operating income for the six months ended June 30, 2014.
(2)	Total non-interest expense includes $9.0 million and $6.8 million of non-operating expenses for the six months ended June 30, 2015 and 2014, respectively. See Non-GAAP Financial Measures and Reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2015			March 31, 2015			June 30, 2014
Three months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$223.3	$0.1	0.21%	$275.9	$0.1	0.20%	$206.3	$0.1	0.21%
Securities (3)	5,577.3	32.5	2.33	5,325.0	30.7	2.31	4,673.5	26.4	2.26
Loans:
Commercial (4)	10,227.6	93.4	3.65	9,896.0	91.5	3.70	9,087.1	89.8	3.95
Commercial real estate	9,568.4	86.4	3.61	9,401.6	85.3	3.63	9,072.3	88.6	3.91
Residential mortgage	5,140.3	40.7	3.17	5,010.1	40.4	3.23	4,539.5	38.0	3.35
Consumer	2,188.4	18.0	3.28	2,196.4	18.1	3.30	2,157.1	18.4	3.41

Total loans	27,124.7	238.5	3.52	26,504.1	235.3	3.55	24,856.0	234.8	3.78

Total earning assets	32,925.3	$271.1	3.29%	32,105.0	$266.1	3.32%	29,735.8	$261.3	3.52%

Other assets	3,692.1			3,663.3			3,537.0

Total assets	$36,617.4			$35,768.3			$33,272.8

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,695.9	$—	—%	$5,603.2	$—	—%	$5,299.7	$—	—%
Savings, interest-bearing checking and money market	16,155.6	10.9	0.27	15,692.0	10.0	0.26	14,138.0	9.1	0.26
Time	5,384.9	13.0	0.97	5,284.1	12.2	0.92	4,413.3	10.6	0.96

Total deposits	27,236.4	23.9	0.35	26,579.3	22.2	0.33	23,851.0	19.7	0.33

Borrowings:
Federal Home Loan Bank advances	2,365.6	2.3	0.40	2,058.0	2.2	0.42	2,770.6	2.3	0.33
Customer repurchase agreements	452.3	0.2	0.19	486.6	0.2	0.18	472.8	0.2	0.20
Federal funds purchased	395.7	0.2	0.19	472.5	0.2	0.17	405.9	0.2	0.19
Repurchase agreements	1.0	—	1.75	1.0	—	1.78	138.8	0.1	0.24
Other borrowings	—	—	—	—	—	—	4.2	—	—

Total borrowings	3,214.6	2.7	0.34	3,018.1	2.6	0.34	3,792.3	2.8	0.30

Notes and debentures	1,039.5	7.5	2.87	1,040.7	7.4	2.83	661.2	6.0	3.64

Total funding liabilities	31,490.5	$34.1	0.43%	30,638.1	$32.2	0.42%	28,304.5	$28.5	0.40%

Other liabilities	438.3			467.1			359.8

Total liabilities	31,928.8			31,105.2			28,664.3
Stockholders’ equity	4,688.6			4,663.1			4,608.5

Total liabilities and stockholders’ equity	$36,617.4			$35,768.3			$33,272.8

Net interest income/spread (5)		$237.0	2.86%		$233.9	2.90%		$232.8	3.12%

Net interest margin			2.88%			2.91%			3.13%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	The fully taxable equivalent adjustment was $6.6 million, $5.8 million and $4.6 million for the three months ended June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	June 30, 2015			June 30, 2014
Six months ended (dollars in millions)	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Assets:
Short-term investments (2)	$249.4	$0.2	0.20%	$163.8	$0.2	0.20%
Securities (3)	5,451.8	63.2	2.32	4,790.1	53.7	2.24
Loans:
Commercial (4)	10,062.7	184.9	3.67	8,896.0	177.6	3.99
Commercial real estate	9,485.5	171.7	3.62	8,988.8	177.3	3.94
Residential mortgage	5,075.5	81.1	3.20	4,511.1	75.9	3.37
Consumer	2,192.4	36.1	3.29	2,157.9	36.7	3.40

Total loans	26,816.1	473.8	3.53	24,553.8	467.5	3.81

Total earning assets	32,517.3	$537.2	3.30%	29,507.7	$521.4	3.53%

Other assets	3,677.9			3,529.4

Total assets	$36,195.2			$33,037.1

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,649.8	$—	—%	$5,243.9	$—	—%
Savings, interest-bearing checking and money market	15,925.1	20.9	0.26	13,710.5	17.7	0.26
Time	5,334.7	25.2	0.95	4,405.5	21.3	0.97

Total deposits	26,909.6	46.1	0.34	23,359.9	39.0	0.33

Borrowings:
Federal Home Loan Bank advances	2,212.6	4.5	0.41	2,994.9	4.9	0.33
Customer repurchase agreements	469.4	0.4	0.18	490.1	0.5	0.20
Federal funds purchased	433.9	0.4	0.18	507.5	0.4	0.18
Repurchase agreements	1.0	—	1.75	70.3	0.1	0.25
Other borrowings	—	—	—	5.8	—	0.03

Total borrowings	3,116.9	5.3	0.34	4,068.6	5.9	0.29

Notes and debentures	1,040.1	14.9	2.85	650.3	11.9	3.66

Total funding liabilities	31,066.6	$66.3	0.43%	28,078.8	$56.8	0.40%

Other liabilities	452.6			371.9

Total liabilities	31,519.2			28,450.7
Stockholders’ equity	4,676.0			4,586.4

Total liabilities and stockholders’ equity	$36,195.2			$33,037.1

Net interest income/spread (5)		$470.9	2.87%		$464.6	3.13%

Net interest margin			2.90%			3.15%

(1)	Average yields earned and rates paid are annualized.
(2)	Includes securities purchased under agreements to resell.
(3)	Average balances and yields for securities are based on amortized cost.
(4)	Includes commercial and industrial loans and equipment financing loans.
(5)	The fully taxable equivalent adjustment was $12.4 million and $9.3 million for the six months ended June 30, 2015 and 2014, respectively.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Originated non-performing loans:
Commercial:
Commercial real estate	$36.5	$43.3	$60.2	$56.0	$59.7
Commercial and industrial	52.4	42.6	55.8	52.8	45.8
Equipment financing	38.3	34.9	25.4	29.3	30.7

Total	127.2	120.8	141.4	138.1	136.2

Retail:
Residential mortgage	40.9	37.5	37.6	41.8	44.8
Home equity	21.4	19.4	17.9	16.6	18.0
Other consumer	0.1	0.1	0.1	0.1	0.1

Total	62.4	57.0	55.6	58.5	62.9

Total originated non-performing loans (1)	189.6	177.8	197.0	196.6	199.1

REO:
Residential	14.8	16.5	13.6	16.2	14.9
Commercial	10.6	10.2	11.0	12.4	13.9

Total REO	25.4	26.7	24.6	28.6	28.8

Repossessed assets	5.5	4.3	2.5	3.5	4.8

Total non-performing assets	$220.5	$208.8	$224.1	$228.7	$232.7

Acquired non-performing loans (contractual amount) (2)	$41.5	$74.8	$103.6	$116.3	$118.3

Originated non-performing loans as a percentage of originated loans	0.71%	0.68%	0.77%	0.79%	0.82%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	0.83	0.80	0.88	0.92	0.96
Tangible stockholders’ equity and originated allowance for loan losses	7.91	7.52	8.24	8.37	8.61

(1)	Reported net of government guarantees totaling $16.6 million at June 30, 2015, $17.5 million at March 31, 2015, $17.6 million at Dec. 31, 2014, $18.1 million at Sept. 30, 2014 and $18.4 million at June 30, 2014.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Allowance for loan losses on originated loans:
Balance at beginning of period	$191.1	$188.1	$185.0	$182.5	$180.0
Charge-offs	(6.0)	(8.1)	(9.7)	(9.1)	(8.1)
Recoveries	2.8	0.9	1.2	1.2	2.6

Net loan charge-offs	(3.2)	(7.2)	(8.5)	(7.9)	(5.5)
Provision for loan losses	7.2	10.2	11.6	10.4	8.0

Balance at end of period	195.1	191.1	188.1	185.0	182.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	9.8	10.2	11.9	10.1	10.3
Charge-offs	—	—	—	(0.2)	(1.0)
Provision for loan losses	0.5	(0.4)	(1.7)	2.0	0.8

Balance at end of period	10.3	9.8	10.2	11.9	10.1

Total allowance for loan losses	$205.4	$200.9	$198.3	$196.9	$192.6

Commercial originated allowance for loan loss as a percentage of originated commercial loans	0.90%	0.91%	0.91%	0.92%	0.92%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.26	0.26	0.27	0.29	0.30
Total originated allowance for loan losses as a percentage of:
Originated loans	0.73	0.74	0.74	0.75	0.75
Originated non-performing loans	102.9	107.5	95.5	94.1	91.7

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Commercial:
Commercial real estate	$(0.4)	$2.8	$3.3	$4.2	$3.0
Commercial and industrial	1.4	2.1	3.2	1.8	1.8
Equipment financing	0.5	1.1	—	(0.1)	0.1

Total	1.5	6.0	6.5	5.9	4.9

Retail:
Residential mortgage	0.5	0.4	0.2	0.7	0.5
Home equity	1.1	0.5	1.3	1.2	0.8
Other consumer	0.1	0.3	0.5	0.3	0.3

Total	1.7	1.2	2.0	2.2	1.6

Total net loan charge-offs	$3.2	$7.2	$8.5	$8.1	$6.5

Net loan charge-offs to average total loans (annualized)	0.05%	0.11%	0.13%	0.13%	0.10%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other financial institutions. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses, which are also excluded in arriving at operating non-interest expense) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). In addition, operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis. People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) non-recurring gains/losses; (ii) writedowns of banking house assets; (iii) severance-related costs; (iv) merger-related expenses, including acquisition integration and other costs; and (v) charges related to executive-level management separation costs, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Total non-interest expense	$211.8	$217.6	$207.7	$208.8	$208.3	$429.4	$425.0

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	(2.7)	(5.3)	—	(1.8)	—	(8.0)	(4.4)
Severance-related costs	(0.3)	(0.7)	(0.6)	(0.3)	(1.6)	(1.0)	(2.4)
Acquisition integration and other costs	—	—	—	—	—	—	—

Total	(3.0)	(6.0)	(0.6)	(2.1)	(1.6)	(9.0)	(6.8)

Operating non-interest expense	208.8	211.6	207.1	206.7	206.7	420.4	418.2

Operating lease expense (1)	(9.2)	(9.3)	(8.9)	(8.7)	(8.7)	(18.5)	(19.8)
Amortization of other acquisition-related intangible assets	(6.0)	(5.9)	(6.2)	(6.2)	(6.2)	(11.9)	(12.4)
Other (2)	(1.8)	(2.0)	(2.4)	(2.2)	(3.7)	(3.8)	(5.7)

Total non-interest expense for efficiency ratio	$191.8	$194.4	$189.6	$189.6	$188.1	$386.2	$380.3

Net interest income (FTE basis)	$237.0	$233.9	$233.2	$233.3	$232.8	$470.9	$464.6
Total non-interest income	83.0	89.0	86.8	84.0	100.1	172.0	180.0

Total revenues	320.0	322.9	320.0	317.3	332.9	642.9	644.6
Adjustments:
Operating lease expense (1)	(9.2)	(9.3)	(8.9)	(8.7)	(8.7)	(18.5)	(19.8)
BOLI FTE adjustment	0.7	0.6	0.9	0.7	0.6	1.3	1.2
Net security gains	—	—	(2.7)	(0.2)	—	—	(0.1)
Gain on merchant services joint venture, net of expenses	—	—	—	—	(20.6)	—	(20.6)
Other (3)	—	—	0.1	(0.5)	—	—	(0.1)

Total revenues for efficiency ratio	$311.5	$314.2	$309.4	$308.6	$304.2	$625.7	$605.2

Efficiency ratio	61.6%	61.9%	61.3%	61.4%	61.8%	61.7%	62.8%

(1)	Operating lease expense is excluded from total non-interest expense and netted against operating lease income within non-interest income to conform with the reporting approach applied to fee-based businesses already presented on a net basis.
(2)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(3)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING EARNINGS

	Three Months Ended					Six Months Ended
(dollars in millions, except per share data)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Net income, as reported	$61.7	$59.2	$64.7	$61.6	$72.3	$120.9	$125.4

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	2.7	5.3	—	1.8	—	8.0	4.4
Severance-related costs	0.3	0.7	0.6	0.3	1.6	1.0	2.4
Gain on merchant services joint venture, net of expenses	—	—	—	—	(20.6)	—	(20.6)

Total pre-tax adjustments	3.0	6.0	0.6	2.1	(19.0)	9.0	(13.8)
Tax effect	(1.0)	(2.0)	(0.2)	(0.7)	6.6	(3.0)	4.8

Total adjustments, net of tax	2.0	4.0	0.4	1.4	(12.4)	6.0	(9.0)

Operating earnings	$63.7	$63.2	$65.1	$63.0	$59.9	$126.9	$116.4

Earnings per share, as reported	$0.20	$0.20	$0.22	$0.21	$0.24	$0.40	$0.42

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	0.01	—	—	—	0.02	0.01
Severance-related costs	—	—	—	—	—	—	—
Gain on merchant services joint venture, net of expenses	—	—	—	—	(0.04)	—	(0.04)

Total adjustments per share	0.01	0.01	—	—	(0.04)	0.02	(0.03)

Operating earnings per share	$0.21	$0.21	$0.22	$0.21	$0.20	$0.42	$0.39

Average total assets	$36,617	$35,768	$34,763	$34,150	$33,273	$36,195	$33,037

Operating return on average assets (annualized)	0.70%	0.71%	0.75%	0.74%	0.72%	0.70%	0.71%

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Operating earnings	$63.7	$63.2	$65.1	$63.0	$59.9	$126.9	$116.4

Average stockholders’ equity	$4,689	$4,663	$4,679	$4,648	$4,609	$4,676	$4,586
Less: Average goodwill and average other acquisition-related intangible assets	2,094	2,100	2,106	2,112	2,118	2,097	2,121

Average tangible stockholders’ equity	$2,595	$2,563	$2,573	$2,536	$2,491	$2,579	$2,465

Operating return on average tangible stockholders’ equity (annualized)	9.8%	9.9%	10.1%	9.9%	9.6%	9.8%	9.4%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP - continued

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Six Months Ended
(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014	June 30, 2015	June 30, 2014
Dividends paid	$50.5	$49.5	$49.5	$49.4	$49.4	$100.0	$98.0

Operating earnings	$63.7	$63.2	$65.1	$63.0	$59.9	$126.9	$116.4

Operating dividend payout ratio	79.2%	78.3%	76.0%	78.4%	82.5%	78.8%	84.2%

TANGIBLE EQUITY RATIO

(dollars in millions)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Total stockholders’ equity	$4,686	$4,682	$4,633	$4,655	$4,636
Less: Goodwill and other acquisition-related intangible assets	2,091	2,097	2,103	2,109	2,115

Tangible stockholders’ equity	$2,595	$2,585	$2,530	$2,546	$2,521

Total assets	$37,183	$36,407	$35,997	$34,775	$33,921
Less: Goodwill and other acquisition-related intangible assets	2,091	2,097	2,103	2,109	2,115

Tangible assets	$35,092	$34,310	$33,894	$32,666	$31,806

Tangible equity ratio	7.4%	7.5%	7.5%	7.8%	7.9%

TANGIBLE BOOK VALUE PER SHARE

(in millions, except per share data)	June 30, 2015	March 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Tangible stockholders’ equity	$2,595	$2,585	$2,530	$2,546	$2,521

Common shares issued	398.66	397.81	396.85	396.71	396.66
Less: Shares classified as treasury shares	89.06	89.05	89.05	89.04	89.03
Unallocated ESOP shares	7.49	7.58	7.67	7.75	7.84

Common shares	302.11	301.18	300.13	299.92	299.79

Tangible book value per share	$8.59	$8.58	$8.43	$8.49	$8.41